Exhibit 99.1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE
OFFICER REGARDING FACTS
AND CIRCUMSTANCES RELATING
TO EXCHANGE ACT FILINGS

I, L. Phillip Humann, state and attest that:

(1)    To the best of my knowledge, based upon a review of the covered reports of SunTrust Banks, Inc. and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)    I have reviewed the contents of this statement with SunTrust Banks, Inc.’s audit committee.

(3)    In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Commission on March 15, 2002 of SunTrust Banks, Inc.;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of SunTrust Banks, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/S/ L. PHILLIP HUMANN	Subscribed and sworn to
L. Phillip Humann	before me this 13th day of
Chairman of the Board, President	August, 2002.
and Chief Executive Officer
August 13, 2002
/S/    G. LYNN PATTERSON
Notary Public

My Commission Expires: September 13, 2004